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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 27, 2001, among VERSO TECHNOLOGIES, INC., a Minnesota corporation (the "Company"), and TELEMATE.NET SOFTWARE, INC., a Georgia corporation (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Company and the Purchaser have entered into that certain Series B Preferred Stock Purchase Agreement dated as of May 4, 2001, as amended by the First Amendment thereto dated as of June 1, 2001 and as further amended by the Second Amendment thereto dated as of July 27, 2001 (as so amended, the "Purchase Agreement;" capitalized terms used but not specifically defined herein shall have the meanings ascribed to such terms in the Purchase Agreement), providing, among other things, for the issuance of 750,000 shares of the Company's Series B Preferred Stock, par value $20 per share (the "Series B Preferred Stock");

         WHEREAS, the Company desires to grant to the Purchaser registration rights with respect to the shares of Series B Preferred Stock, and the Purchaser desires to receive such registration rights, all in accordance with the terms of this Agreement; and

         WHEREAS, this Agreement is the Registration Rights Agreement referred to in the Purchase Agreement, and the execution and delivery of this Agreement by the Company and the Purchaser is a condition to the closing of the transactions contemplated by the Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. REGISTRABLE STOCK. For purposes of this Agreement, the term "Registrable Stock" means (a) all Series B Preferred Stock now or hereafter owned and held by the Purchaser, (b) all shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issued or issuable pursuant to the conversion of the Series B Preferred Stock now or hereafter owned and held by the Purchaser or any successor or permitted assign of the Purchaser, and (c) any security issued by the Company with respect to the Series B Preferred Stock or such Common Stock upon any stock dividend, split or similar event, until, in the case of such Registrable Stock, (x) it is effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), and disposed of in accordance with the registration statement covering it; (y) it is salable by the Purchaser pursuant to Rule 144(k) promulgated under the Securities Act; or (z) it is sold to the public pursuant to Rule 144 promulgated under the Securities Act.

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         2.       DEMAND AND FORM S-3 REGISTRATIONS.

                  2A.      REQUEST FOR REGISTRATION.

                           (i)      At any time and from time to time after
December 31, 2001, the Purchaser may request an underwritten registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part (but not less than 250,000 shares) of its Registrable Stock (a "Demand Registration"), subject to the terms and conditions of this Agreement. Any request (a "Registration Request") for a Demand Registration shall specify the approximate number of shares of Registrable Stock requested to be registered.

                           (ii)     Subject to subsection (i) above and
paragraph 2F hereof, the Purchaser will be entitled to request two (2) Demand Registrations that will be paid for by the Company and an unlimited number of Demand Registrations that will be paid for by the Purchaser.

                           (iii)    Unless the Company is obligated pursuant to
the terms of any registration rights heretofore granted by the Company (or one of its subsidiaries), the Company will not include in any Demand Registration any securities other than shares of Registrable Stock, shares of other capital stock of the Company upon which registration rights have been granted by the Company (hereinafter referred to as "Other Registrable Securities") and securities to be registered for offering and sale on behalf of the Company without the prior written consent of the Purchaser. If the managing underwriter(s) of the offering to be effected pursuant to the Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Stock, Other Registrable Securities and other securities in such offering exceeds the number of shares of Registrable Stock, Other Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Purchaser, the Company will include in such registration, prior to the inclusion of any securities which are not shares of Registrable Stock and Other Registrable Securities, the number of shares of Registrable Stock and Other Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the holders of such Registrable Stock and such Other Registrable Securities on the basis of the number of shares owned by each such holder.

                  2B.      REGISTRATIONS ON FORM S-3. The Company shall use
commercially reasonable efforts to maintain its eligibility to register for resale its securities on Form S-3 or any comparable or successor form or forms ("Form S-3"). If the Company is so eligible, then in addition to the rights set forth in paragraph 2A hereof, at any time and from time to time after December 31, 2001 (but subject to the proviso in paragraph 2B(i) hereof), the Purchaser may make a Registration Request for registration of not less than 250,000 shares of the Registrable Stock on Form S-3 (an "S-3 Registration"). Such Registration Request shall be in writing and shall state the number of shares of Registrable Stock proposed to be disposed of and the intended method of distribution of such shares by the Purchaser.

                           (i)      The Purchaser will be entitled to require
the Company to file an unlimited number of registration statements on Form S-3; provided, however, that the Purchaser


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may not require the Company to file a registration statement on Form S-3 more than once during any calendar year.

                           (iii)    Unless the Company is obligated pursuant to
the terms of any registration rights heretofore granted by the Company (or one of its subsidiaries), the Company will not include in any S-3 Registration any securities other than shares of Registrable Stock, Other Registrable Securities and securities to be registered for offering and sale on behalf of the Company without the prior written consent of the Purchaser. If the managing underwriter(s) of the offering to be effected pursuant to the S-3 Registration advise the Company in writing that in their opinion the number of shares of Registrable Stock, Other Registrable Securities and other securities in such offering exceeds the number of shares of Registrable Stock, Other Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Purchaser, the Company will include in such registration, prior to the inclusion of any securities which are not shares of Registrable Stock and Other Registrable Securities, the number of shares of Registrable Stock and Other Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the holders of such Registrable Stock and such Other Registrable Securities on the basis of the number of shares owned by each such holder.

                  2C.      SELECTION OF UNDERWRITER. The Purchaser will have the
right to select the managing underwriter or underwriters to manage the offering, subject to the Company's approval, which will not be unreasonably withheld, provided that the managing underwriter or underwriters shall be the firm or firms that managed the Company's most recently completed underwritten public offering of its common stock unless the Purchaser objects to such firm or firms for reasons related to the ability of such firm or firms to effectively manage the offering, and the Company may consent to the selection of such other managing underwriter or underwriters in such event.

                  2D.      DELAYED REGISTRATIONS. Notwithstanding anything in
this Section 2 to the contrary, the Company may delay any Demand Registration or S-3 Registration for a period of not more than sixty (60) days from the date a Registration Request is made upon certification by an executive officer of the Company that such registration might (i) materially interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that would not be in the best interests of the Company and its shareholders.

                  2F.      TERMINATION OF REGISTRATION RIGHTS. The Purchaser's
right to request a Demand Registration, S-3 Registration or Piggyback Registration (as hereinafter defined) shall terminate at such time as the Purchaser has sold the Registrable Stock or would be permitted to sell all of the Registrable Stock in accordance with Rule 144(k) under the Securities Act.


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         3.       PIGGYBACK REGISTRATIONS.

                  3A.      RIGHT TO PIGGYBACK. If the Company proposes to
register any of its securities under the Securities Act (other than pursuant to a Demand Registration, an S-3 Registration, a registration on Form S-4, a registration solely in connection with an employee benefit or stock ownership plan or a shelf registration filed under Rule 415(a)(1)(viii) promulgated under the Securities Act) and the registration form to be used may be used for the registration of Registrable Stock, then the Company will give prompt written notice to the Purchaser of its intention to effect such a registration (the "Piggyback Registration"). Subject to paragraphs 3B, 3C and 3D below and subject to and in accordance with the Company's obligations to the holders of Other Registrable Securities pursuant to the terms of any registration rights heretofore granted by the Company or its subsidiaries, the Company will include in such registration all shares of Registrable Stock which the Purchaser requests the Company to include in such registration by written notice given to the Company within fifteen (15) days after the date of the sending of the Company's notice, subject to the terms and provisions of this Section 3.

                  3B.      PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback
Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company will include in such registration (i) first, the securities proposed to be sold by the Company, (ii) second, any Registrable Stock and any Other Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Stock and such Other Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

                  3C.      PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback
Registration relates to an underwritten public offering of equity securities by holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the Registrable Stock and any Other Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Stock and such Other Registrable Securities on the basis of the number of shares owned by each such holder; and (ii) second, securities other than Registrable Stock and Other Registrable Securities.

                  3D.      EXCEPTION TO PIGGYBACK REGISTRATION RIGHT.
Notwithstanding the terms of this Section 3 to the contrary, the Purchaser's right to include its Registrable Stock in a Piggyback Registration hereunder shall not apply to any registration of Other Registrable Securities for which the Company has granted registration rights pursuant to that certain Registration Rights Agreement dated as of January 30, 2001 among the Company, Strong River Investments, Inc. and Bay Harbor Investments, Inc., a copy of which is attached to the Schedule of Exceptions to the Purchase Agreement, unless the Company obtains the prior written consent


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of the parties thereto to the inclusion of the Purchaser's Registrable Stock in such registration. The Company shall use its reasonable best efforts to obtain such consents and, subject to the terms of this Agreement, to include the Purchaser's Registrable Stock in such registration.

         4. REGISTRATION PROCEDURES. Whenever the Purchaser has requested that any Registrable Stock be registered pursuant to this Agreement, subject to the limitations set forth herein, the Company will use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of distribution thereof and will, as expeditiously as possible (subject to the terms hereof):

                  (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Stock and use its best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto in connection with a Demand Registration or S-3 Registration, as the case may be, the Company will furnish to the counsel selected by the Purchaser copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than the reasonable time necessary to permit the Purchaser to complete the distribution described in such registration statement, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

                  (iii) furnish to the Purchaser such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Stock owned by the Purchaser;

                  (iv) use its best efforts to register or qualify such Registrable Stock under the securities or blue sky laws of such jurisdictions as the Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the Registrable Stock owned by the Purchaser, provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

                  (v) notify the Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at


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the request of any the Purchaser, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Purchaser, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, the Company shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information at that time would be materially detrimental to the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws) provided the Company may only delay its obligations pursuant to the aforementioned proviso for a period of 60 days in any 180-day period;

                  (vi) use its best efforts to cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                  (vii) provide a transfer agent and registrar for all such Registrable Stock not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

                  (viii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Purchaser reasonably requests in order to expedite or facilitate the disposition of such Registrable Stock;

                  (ix) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                  (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (xi) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and


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                  (xii)    at the request of the Purchaser in connection with an
underwritten offering, furnish to the Purchaser a copy, or upon request, a signed counterpart, addressed to the Purchaser (and the underwriters, if any) of
(a) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of closing under the underwriting agreement), and (b) a "comfort" letter, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants letters delivered to the underwriters in underwritten public offerings of securities and such other matters as the underwriter may reasonably request.

         5.       REGISTRATION EXPENSES.

                  5A.      DEFINITION. The term "Registration Expenses" means
all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, printing, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions, which shall be paid by the selling stockholders out of the proceeds of the offering) and other individuals, corporations, partnerships, limited liability companies or other similar entities ("Persons") retained by the Company.

                  5B.      PAYMENT. The Company shall pay the Registration
Expenses in connection with two (2) Demand Registrations and any and all S-3 Registrations and Piggyback Registrations. In connection with two (2) Demand Registrations and each S-3 Registration and Piggyback Registration, the Company will reimburse the Purchaser for the reasonable fees and disbursements of one counsel chosen by the Purchaser.

         6.       INDEMNIFICATION.

                  6A.      INDEMNIFICATION BY THE COMPANY. The Company agrees to
indemnify, to the extent permitted by law, the Purchaser, its officers and directors and each Person who controls the Purchaser (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Purchaser expressly for use therein or by the Purchaser's or an underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or


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supplements thereto after the Company has furnished the Purchaser or underwriter with a sufficient number of copies of the same, provided that the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Purchaser unless otherwise provided in the underwriting agreement.

                  6B.      INDEMNIFICATION BY THE PURCHASER. In connection with
any registration statement in which the Purchaser is participating, the Purchaser will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Purchaser and stated to be specifically for use therein, provided that (i) the obligation to indemnify will be limited to the net amount of proceeds received by the Purchaser from the sale of Registrable Stock pursuant to such registration statement and (ii) the obligations of the Purchaser hereunder shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld).

                  6C.      NOTICE; DEFENSE OF CLAIMS. Any Person entitled to
indemnification hereunder will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and such indemnifying party will, upon request of the indemnified party, assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who assumes the defense of a claim will not be obligated to pay the fees and expenses of separate counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the written opinion of counsel to the indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which case the indemnified party may retain its own counsel (which counsel will be reasonably satisfactory to the indemnifying party) and the fees and expenses of such counsel will be paid by the indemnifying party.

                  6D.      CONTRIBUTION. If the indemnification provided for in
this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any


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loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The obligation to contribute will be limited to the amount by which the net amount of proceeds received by the Purchaser from the sale of Registrable Stock exceeds the amount of losses, liabilities, damages, and expenses which the Purchaser has otherwise been required to pay by reason of such statements or omissions.

                  6E.      SURVIVAL. The indemnification and contribution
provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

         7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. The Purchaser may not participate in any registration hereunder which is underwritten unless the Purchaser (i) agrees to sell its Registrable Stock on the basis provided in any underwriting arrangements approved by the Purchaser, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that the Purchaser shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the Purchaser as are required by the underwriters.

         8.       MISCELLANEOUS.

                  8A.      NO INCONSISTENT AGREEMENTS. The Company will not
hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Stock in this Agreement.

                  8B.      NOTICES. All notices, requests and other
communications required or permitted under this Agreement (collectively, "notices") shall be in writing and, sent or delivered in one of the manners expressly contemplated in this Section 8B. If mailed, notices must be sent by prepaid first-class mail, certified, return receipt requested, and shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof. In addition, notices hereunder may be delivered by hand in which event the notice shall be deemed effective when delivered or by a nationally recognized overnight courier, in which event the notice shall be deemed delivered the first Business Day


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after it is accepted by the courier for next day delivery. All such notices shall be given to the parties hereto at the following addresses:

                    (a)  If to the Company:

                    Verso Technologies, Inc.
                    400 Galleria Parkway
                    Suite 300
                    Atlanta, Georgia  30339
                    Attention: Chief Financial Officer
                    Telecopier No.: (678) 589-3750

                    with a required copy to:

                    Rogers & Hardin LLP
                    229 Peachtree Street, N.E.
                    2700 International Tower
                    Atlanta, Georgia  30303
                    Attention:  Steven E. Fox, Esq.
                    Telecopier No.: (404) 525-2224

                    (b)  If to the Purchaser:

                    Telemate.Net Software, Inc.
                    4250 Perimeter Park South
                    Suite 200
                    Atlanta, Georgia 30341-1201
                    Attention:  Chief Financial Officer
                    Telecopier No.: (770) 936-3710

                    with a required copy to:

                    Morris, Manning & Martin, LLP
                    1600 Atlanta Financial Center
                    3343 Peachtree Road
                    Atlanta, GA 30326
                    Attention: John C. Yates, Esq.
                    Telecopier No.: (404) 365-9532

                  Any party hereto may change the address to which notices shall be directed under this Section by giving written notice of such change to the other parties.

                  8C.      REMEDIES. Each party hereto will be entitled to
enforce any rights it may have under any provision of this Agreement specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.


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The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  8D.      AMENDMENTS AND WAIVERS. Except as otherwise provided
herein, no waiver, amendment, modification, termination or cancellation of this Agreement, or of any of the terms or conditions hereof, shall be effective unless made in writing signed by the Company and the Purchaser.

                  8E.      SUCCESSORS AND ASSIGNS. This Agreement, and the
rights and obligations of the Purchaser hereunder, may not be assigned by the Purchaser without the consent of the Company.

                  8F.      SEVERABILITY. The invalidity or unenforceability of
any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  8G.      ENTIRE AGREEMENT. This Agreement, the Transaction
Documents and the Purchase Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  8H.      HEADINGS. The headings of this Agreement are for
convenience only and do not constitute a part of this Agreement.

                  8I.      GOVERNING LAW. The construction, validity and
interpretation of this Agreement will be governed by the internal laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

                  8J.      FURTHER ASSURANCES. Each party to this Agreement
hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

                  8K.      COUNTERPARTS. This Agreement may be executed in one
or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. Copies (whether photostatic, facsimile or otherwise) of signatures hereto shall be deemed to be originals and may be relied on to the same extent as the originals.

                  8L.      LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From
and after the date of this Agreement, the Company shall not, without the prior written consent of the


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Purchaser, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are, in the aggregate, substantially the same as or more favorable than the rights granted hereunder, except if such registration rights are being granted by the Company in connection with a transaction, the proceeds from which are intended to fund any portion of the purchase price for or the acquisition of the stock or assets of the entity described in the Subsidiary Purchase Agreement (as defined in the Purchase Agreement), in which case, the Company may grant such registration rights without the prior written consent of the Purchaser provided they are also granted to the Purchaser in respect of the Registrable Stock.

                             [Signatures Next Page]


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         IN WITNESS WHEREOF, this Registration Rights Agreement has been executed and delivered by the duly authorized officers of the parties hereto as of the date set forth above.


                            VERSO TECHNOLOGIES, INC.


                            By:          /s/ Juliet M. Reising
                               ------------------------------------------------
                                Its:  Executive Vice President and Chief
                                      Financial Officer
                                      -----------------------------------------

                            TELEMATE.NET SOFTWARE, INC.


                            By:          /s/ Janet Van Pelt
                               ------------------------------------------------
                                Its:     Chief Financial Officer
                                    -------------------------------------------


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